                                                                    EXHIBIT 10.4


                              AMENDMENT NO. THREE
                                       TO
                               LICENSE AGREEMENT


        THIS AMENDMENT NUMBER THREE TO LICENSE AGREEMENT FOR INTERFERON GAMMA ("Amendment") is entered into effective April 27, 1999 (the "Amendment Effective Date"), by and between Genentech, Inc. ("Genentech") and Connetics Corporation ("Connetics"). Genentech and Connetics may each be referred to herein as a "Party" and jointly as the "Parties."


                                    RECITALS

A. The Parties have previously entered into that certain License Agreement for Interferon Gamma, dated May 5, 1998, as amended on December 23, 1998 and on January 15, 1999 (the "License Agreement").

B. Pursuant to Section 2.3(c) of the License Agreement, Connetics has the right to sublicense certain of its rights under the Agreement to InterMune Pharmaceuticals, Inc. ("InterMune"), and has in fact entered into such sublicense to that effect dated August 21, 1998.

C. The Parties have entered into that certain letter agreement dated January 5, 1999 and revised on March 1, 1999 (the "Letter Agreement"), documenting the intent and agreement of Connetics and Genentech with respect to certain additional rights to be granted to Connetics and its sublicensees under the Genentech License, pending the preparation of an amendment to the License Agreement.


D.      In consideration of such additional rights, [*].


E. The Parties now desire to enter into a definitive amendment to the License Agreement, as of the Amendment Effective Date, through which Genentech shall grant, and Connetics and InterMune shall accept, such certain additional rights under the License Agreement.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and conditions herein contained, and intending to be legally bound hereby, the Parties mutually agree as follows:

1. Terms not otherwise defined in this Amendment shall have the meanings defined in the License Agreement.

2.      A new Section 1.7.1 is hereby added to read in its entirety as follows:




*Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                1.7.1 "Combination Product Adjustment" shall mean the following: in the event that a Licensed Product is sold in the form of a combination product containing one or more active ingredients or components in addition to such Licensed Product, Net Sales for such combination product will be adjusted by multiplying actual Net Sales of such combination product by the fraction A/(A + B) where A is the invoice price of the Licensed Product, if sold separately, and B is the invoice price of any other active ingredient(s) or component(s) in the combination, if sold separately. If, on a country-by-country basis, the other active ingredient(s) or component(s) in the combination are not sold separately in said country, Net Sales shall be calculated by multiplying actual Net Sales of such combination product by the fraction A/C where A is the invoice price of the Licensed Product if sold separately, and C is the invoice price of the combination product. If, on a country-by-country basis, neither the Licensed Product nor the other active ingredient(s) or component(s) of the combination product is sold separately in said country, Net Sales allocable to the Licensed Product shall be determined by mutual agreement reached in good faith by the Parties based on an equitable method of determining such Net Sales that, among other considerations, takes into account, on a country-by-country basis, variations in potency, the relative contribution of each active ingredient or component in the combination product and the relative value to the end-user of each active ingredient or component.

3. Section 1.12 of the License Agreement is hereby deleted and replaced in its entirety as follows:


                1.12 "Field of Use" shall mean the administration to humans of Licensed Protein Product for the treatment or prevention of any human disease or condition, [*]. Each "indication" listed on Exhibit E attached hereto shall be referred to herein individually as an "Area of the Field of Use" and collectively as "Areas of the Field of Use."


4. A new Section 1.15.1 is hereby added to the Agreement to read in its entirety as follows:


                1.15.1 "Gene Therapy Field of Use" shall mean the administration to humans of Licensed Gene Product for Gene Therapy for the treatment or prevention of any human disease or condition, [*].



*Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

5. Section 1.18 of the License Agreement is hereby deleted and replaced in its entirety as follows:

                1.18 "Genentech Patent Rights" shall mean all patents and patent applications and any patents issuing therefrom, together with any extensions, reissues, reexaminations, substitutions, renewals, divisions, continuations and continuations-in-part thereof:

                        (a) that are owned or controlled by Genentech presently
                or hereafter, during the term of this Agreement, and under which Genentech is free to license or sublicense; and

                        (b) to the extent they claim or directly relate to: (i)
                Interferon Gamma or the manufacture or use of Interferon Gamma in the Field of Use, or (ii) IG Nucleotide Sequence or the manufacture or use of IG Nucleotide Sequence in the Gene Therapy Field of Use;

                including, without limitation, the patent rights granted under that certain license agreement between Genentech and Children's Medical Center Corporation, dated July 16, 1990 (the "CMCC License"), but specifically excluding any rights granted to Genentech under the Biogen License. Genentech Patent Rights shall include, without limitation, the patents and patent applications listed in Exhibit A attached hereto. Notwithstanding the foregoing, Genentech Patent Rights shall exclude any rights Genentech acquires after the Effective Date under third-party license agreements, with the exception of those rights acquired under the CMCC License, unless and until the Parties mutually agree on terms and conditions for the sublicense of such rights from Genentech to Connetics.

6. A new Section 1.20.1 of the License Agreement is hereby added to read in its entirety as follows:

                1.20.1 "IG Nucleotide Sequence" shall mean any DNA or RNA sequence encoding Interferon Gamma.

7. Section 1.22 of the License Agreement is hereby deleted and replaced in its entirety as follows:

                1.22 "Licensed Product" shall mean, collectively:

                        (a) Any pharmaceutical formulation containing Interferon
                Gamma, whether alone or together with or incorporated into any other substance or product or material or device, whether active or not, and which (i) but for the licenses granted hereunder, the manufacture, use, sale, offer for sale or importation of which in the Territory would infringe or contribute to the infringement of the Genentech Patent Rights in the Territory, or
                (ii) is based upon or incorporates or utilizes Genentech Knowhow (a "Licensed Protein Product"); and

                        (b) Any pharmaceutical formulation containing the IG
                Nucleotide Sequence, whether alone or together with or incorporated into any other substance or product or material or device, whether active or not, and which but for the licenses granted hereunder, the manufacture, use, sale, offer for sale or importation of which in the Territory would infringe or contribute to the infringement of the Genentech Patent Rights in the Territory (a "Licensed Gene Product").

8.      The following two sentences are hereby added to the end of Section 1.25:


                [*] shall also be deducted from the gross invoiced sales prices charged for such Licensed Products in determining Net Sales for such Licensed Products. In the event that a Licensed Product is sold in the form of a combination product containing one or more active ingredients or components in addition to such Licensed Product, Net Sales for such combination product will be calculated in accordance with the Combination Product Adjustment."


9. Section 1.28 of the License Agreement is hereby deleted and replaced in its entirely as follows:

                1.28 "Territory" shall mean the United States of America, and its territories and possessions, and Japan.

10. A new Section 1.37 is hereby added to the License Agreement to read in its entirety as follows:


                1.37 "Third Party Product Rights" shall mean any rights licensed or sublicensed to any third party by Genentech as of the Effective Date to use, manufacture or sell (a) Interferon Gamma, (b) the IG Nucleotide Sequence or (c) any pharmaceutical formulation containing either or both of Interferon Gamma and the IG Nucleotide Sequence, whether alone or together with or incorporated into any other substance or product or material or device, whether active or not; [*].


11. Section 2.1 of the License Agreement is hereby deleted and replaced in its entirety as follows:

                2.1 Patent and Knowhow License Grants.

                        (a) Genentech hereby grants to Connetics an exclusive
                license, even as to Genentech, under Genentech Patent Rights and under Genentech Knowhow to use, sell, offer for sale and import (but not to make or have made) Licensed Protein Products in the Field of Use in the Territory (excluding Japan), (excluding, with respect to the fields of (i) scleroderma and (ii) infectious disease or condition caused by human papillomavirus, Licensed Protein Products containing any form of Interferon Gamma other than



*Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                Genentech Gamma Interferon (DELTA)3 (as that term is defined in the Biogen License)). Notwithstanding the foregoing, Genentech reserves the right to use (but not to import, offer for sale or sell) Licensed Protein Products within the Field of Use solely for non-commercial research purposes.

                        (b) Genentech hereby grants to Connetics a non-exclusive
                license under Genentech Patent Rights and under Genentech Knowhow to use, sell, offer for sale and import (but not to make or have made) Licensed Protein Products containing any form of Interferon Gamma other than Genentech Gamma Interferon (DELTA)3 (as that term is defined in the Biogen License) in the Territory (excluding Japan) in the fields of: (i) scleroderma and (ii) infectious disease or condition caused by human papillomavirus.

                        (c) Genentech hereby grants to Connetics a non-exclusive
                sublicense under the Biogen License Rights to use, sell, offer for sale and import Licensed Protein Products (excluding Licensed Protein Products containing Biogen Gamma Interferon (DELTA)0 (as that term is defined in the Biogen License)) in the Territory (excluding Japan) in the fields of scleroderma and infectious disease or condition caused by human papillomavirus.

                        (d) Genentech hereby grants to Connetics a non-exclusive
                license under Genentech Patent Rights to make or have made in the Territory (excluding Japan) Licensed Protein Products for use or sale in the Field of Use in the Territory (excluding Japan).

                        (e) Genentech hereby grants to Connetics a non-exclusive
                license under Genentech Patent Rights and Genentech Knowhow to use non-human animal species derived homologues of Interferon Gamma ("Non-human Interferon Gamma") solely for non-commercial research purposes to support the Field of Use in the Territory (excluding Japan). Genentech hereby grants to Connetics a non-exclusive license under Genentech Patent Rights to use non-human animal species derived homologues of IG Nucleotide Sequence ("Non-human Interferon Gamma-encoding IG Nucleotide Sequence") solely for non-commercial research purposes to support the Gene Therapy Field of Use in the Territory (excluding Japan).


                        (f) Genentech hereby grants to Connetics a co-exclusive
                license under Genentech Patent Rights to use, make, have made, import, offer for sale and sell Licensed Gene Products in the Gene Therapy Field of Use in the Territory (excluding Japan). Notwithstanding the foregoing, Genentech reserves the right to use (but not to import, offer for sale or sell) Licensed Gene Products within the Gene Therapy Field of Use solely for non-commercial research purposes. As used in this subsection
                (f), "co-exclusive" shall mean that (i) Genentech shall not grant a license to any party other than Connetics to use, make, have made, import, offer for sale or sell Licensed Gene Products in the Gene Therapy Field in the Territory (excluding Japan) [*] and (ii) Genentech shall not authorize or approve any grant or assignment [*].



*Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                        (g) (i) Genentech hereby grants to Connetics an
                exclusive license, even as to Genentech, under Genentech Patent Rights and under Genentech Knowhow, in Japan to make, have made, use, sell, offer for sale and import [*].

                            (ii) Connetics, its Affiliates and sublicensees
                hereunder shall [*] to the extent based, in whole or in part, upon [*] [*] [*] for indications
                (including, without limitation, the treatment of [*] shall not extend to: [*] the manufacture, use or sale [*] for the treatment of [*]. Connetics' and its Affiliates' and sublicensees' [*] shall terminate with respect to [*].

                            (iii) In the event that any Third Party Product
                Rights held by a third party [*] revert to Genentech, then Genentech shall notify Connetics or its designated sublicensee in Japan of such reversion, and upon such notice Genentech shall be deemed to have automatically granted to Connetics the license under Genentech Patent Rights and under Genentech Knowhow to all such reverted rights, which license shall be exclusive to the extent that such reverted rights were exclusive. All rights granted to Connetics pursuant to this subsection (iii) shall be subject to the terms of this Agreement, including without limitation subsection (ii) above, Section 3.2(g) and Section 8.3.


                        (h) In the event that any Third Party Product Rights
                (other than those described in subsection (g) above) shall revert to Genentech, then Genentech shall notify Connetics of such reversion. For the ninety (90) day period following its receipt of such notice, Genentech and Connetics shall negotiate exclusively in good faith the reasonable commercial terms upon which Genentech would be willing to grant to Connetics the license to such reverted rights. If the Parties fail to enter a written agreement for a license to such rights by the end of such ninety (90) day period, then Genentech shall have no


*Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                further obligation to Connetics with respect to such rights; provided that for six (6) months following such ninety (90) day period, Genentech shall not enter into an agreement to grant a license to such rights with a third party on terms that, taken as a whole, are less favorable to Genentech than those last offered by Connetics for such rights. [*] Nothing in the preceding sentence shall imply any [*]. Connetics may not transfer its rights under this Section 2.1(h) to any party other than InterMune without Genentech's prior written consent.


        Except as expressly granted herein, there are no implied licenses under the Genentech Patent Rights or any other intellectual property rights owned or controlled by Genentech.

12. Section 2.3(b) of the License Agreement is hereby deleted and replaced in its entirety as follows:

                        (b) Connetics may grant one or more sublicenses under
                the rights granted in Sections 2.1(a), (b), (c), (e), (f) and
                (g) in the Field of Use and the Gene Therapy Field of Use, on thirty (30) days prior written notice to Genentech, and subject to Genentech's prior written approval, which approval shall not be unreasonably withheld.

13.     A new Section 3.2(g) is hereby added to read in its entirely as follows:


                        (g) In addition to the Clinical Development Milestones
                (as set forth in Exhibit E hereto), Connetics shall use its Best Efforts to develop and commercialize Licensed Products: (i) in the Field of Use with respect to indications and diseases that, under the provisions of this Amendment, have been added to the "Field of Use" as defined in the original License Agreement executed as of May 5, 1998, and (ii) in the Gene Therapy Field of Use. Such additional indications and diseases in the Field of Use, and the Gene Therapy Field of Use, collectively are referred to in this subsection (g) as the "Additional Indications." In the event that Connetics is not conducting such development efforts with respect to any Additional Indication(s) in a country or countries in the Territory as of the [*] (or if rights to such Additional Indication were granted to Connetics pursuant to Section 2.1(g)(iii), then as of the [*] that Genentech notifies Connetics or its designated sublicensee regarding such rights as set forth in that Section) or at any time thereafter, Genentech shall have the right to terminate this Agreement, and the licenses granted hereunder, with respect to Licensed Products for such Additional Indication(s) in such country or countries, upon [*] days prior written notice to Connetics, unless Connetics can reasonably demonstrate, during such notice period, by its written records that as of the date of such notice it is conducting such development efforts with respect to such Additional Indication(s) in such country or countries.



*Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

14. Sections 8.2(a) and (b) of the License Agreement are hereby deleted and replaced in their entirety as follows:


                        (a) [*] within thirty (30) days following the dates on
                which the first NDA or BLA, as applicable, for a Licensed Protein Product is filed with the FDA by Connetics for [*] provided however, that such milestone payments shall only be paid once for each of the foregoing indications, and shall not be paid upon the filing of a NDA or BLA for an osteopetrosis or any mycobacterial infection indication.

                        (b) [*] within thirty (30) days following the date
                Connetics receives the first FDA approval of [*] provided however, that such milestone payment shall only be paid once for each of the foregoing indications, and shall not be paid upon receipt of FDA approval for commercial sale for an osteopetrosis or any mycobacterial infection indication.


15. Section 8.3 of the License Agreement is hereby deleted and replaced in its entirety as follows:

                8.3 Royalties. Connetics shall pay Genentech the following royalties on Net Sales of Licensed Products by Connetics and its sublicensees:


                        (a) For annual aggregate Net Sales of all Licensed Protein Products in the Territory (excluding Japan) [*] a royalty rate equal to [*] of such Net Sales.

                        (b) [*] for annual aggregate Net Sales of all Licensed
                Protein Products in the Territory (excluding Japan) [*] a royalty rate equal to [*] of such Net Sales [*].

                        (c) For Net Sales of all Licensed Protein Products in
                Japan, a royalty rate equal to [*] of such Net Sales; provided, however, that in the event that [*] for an indication for which InterMune has exclusive rights under Section 2.1(g), the foregoing royalty rate shall be reduced to [*] for Net Sales of [*] in Japan for such indication [*]. For the sake of clarity, Net Sales of Licensed Protein Products to which Connetics acquires rights pursuant to Section 2.1(g)(iii) shall be subject to this subsection (c).


                        (d) (i) For Net Sales of Licensed Gene Product in the
                Territory, where such Licensed Gene Product is used in conjunction with a Licensed Protein Product for the treatment or prevention of a given indication in a given patient



*Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                population, a royalty rate equal to [*] of such Net Sales.
                As used in this subsection (d), "indication" shall mean any particular medical condition within the Field of Use and Gene Therapy Field of Use, including but not limited to labeling claims approved by a regulatory agency.

                                (ii) For Net Sales of Licensed Gene Product in a
                country in the Territory, where such Licensed Gene Product is used in a given patient population for the treatment or prevention of the same indication for which a given Licensed Protein Product is used in such patient population, a royalty rate equal to (A) [*] of such Net Sales during the [*][*] period following the first commercial sale of such Licensed Gene Product in such country for the treatment or prevention of such indication in such patient population by Connetics, or its Affiliates and sublicensees (the "First Commercial Sale"); (B) [*] of such Net Sales during the [*][*] period following the First Commercial Sale; and (C) [*] of such Net Sales beginning on the [*] anniversary of the First Commercial Sale and thereafter.

                                (iii) Notwithstanding the provisions of
                subsections (i) and (ii) above, in the event that annual Net Sales of a Licensed Gene Product for the treatment or prevention of an indication in a patient population in a country in the Territory [*] for the treatment or prevention of such indication in such patient population in such country, the royalty rate thereafter applicable to Net Sales of such Licensed Gene Product for the treatment or prevention of such indication in such patient population in such country shall be [*] of such Net Sales.

                                (iv) In the event that Connetics or InterMune
                determines at any point following [*] that the above royalty rates are having or are likely to have an adverse impact on Connetics' or InterMune's ability to compete effectively in its sales of such Licensed Gene Product, Connetics or InterMune shall so notify Genentech, and the Parties shall in good faith discuss and attempt to reach a reasonable and mutually agreeable resolution to the situation.

                        (e) (i) The royalties set forth in subsections (a), (b)
                and (c) above shall be payable, on a country-by-country basis, until the later of: (A) the expiration or revocation of the last remaining issued patent in such country within the Genentech Patent Rights that covers Licensed Protein Products, or (B) [*] years from the Effective Date of this Agreement. Notwithstanding the foregoing, upon the expiration of the last to expire issued patent in each country within the Genentech Patent Rights during the term of this Agreement, thereafter each of the royalty rates set forth in (a), (b) and (c) above shall be reduced by [*] with respect to such country.


                                (ii) The royalties set forth in subsection (d)
                above shall be payable, on a country-by-country basis, until the expiration or revocation of the last remaining issued patent in such country within the Genentech Patent Rights that covers Licensed Gene Products.


*Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

16. Section 8.4 of the License Agreement is hereby deleted and replaced in its entirety as follows:


                8.4 Third-Party Royalties. If Genentech or Connetics is required to pay any third party a royalty due to the manufacture, use, sale, offer for sale or importation of a Licensed Product in the Territory for or by Connetics or its sublicensees, Connetics shall be responsible for the payment of [*] of such third-party royalty, provided however, that Connetics may deduct from the royalties otherwise payable to Genentech under Section 8.3 above, an amount equal to [*] of such third party royalties incurred only due to use patents in the Field of Use or in the Gene Therapy Field of Use in the Territory, provided that the amount deducted shall not exceed [*] of the royalties otherwise payable by Connetics to Genentech under Section 8.3. For purposes of clarification, such deductions shall not apply to [*]. Attached hereto as Exhibit G is a list of all such royalty obligations to third parties known to Genentech as of the Effective Date without diligent search. No later than thirty (30) days from the Effective Date, Genentech shall complete a reasonable internal investigation of its records and update Exhibit G, as necessary, to accurately reflect all such royalty obligations to third parties to the best of Genentech's knowledge; provided however, Connetics acknowledges that Genentech has no obligation to conduct due diligence or any investigation with respect to third party patent rights related to Licensed Products. Genentech shall notify Connetics in writing during the term of this Agreement if it becomes aware of any additional Genentech third party royalty obligations.


17. Section 8.5 of the License Agreement is hereby deleted and replaced in its entirety as follows:

                8.5 Royalty Payments.

                        (a) Royalty payments shall be made to Genentech
                quarterly within ninety (90) days following the end of each calendar quarter for which royalties are due. Each royalty payment shall be accompanied by a report summarizing the total Net Sales during the relevant three-month period, and the calculation of royalties, if any, due thereon pursuant to
                Section 8.3.

                        (b) Notwithstanding subsection (a) above, any royalty
                payments which accrue during 1999 on Net Sales of Licensed Protein Product sold by Connetics' sublicensee InterMune shall be paid to Genentech in the form of promissory note, in the form attached hereto as Exhibit I. For each calendar quarter in 1999 for which royalty payments are due, InterMune shall execute and deliver to Genentech, within ninety (90) days following the end of each such calendar quarter, a promissory note in the form of
                Exhibit I, and in the amount of such royalties due to Genentech for such quarter. Each such promissory note shall be accompanied by the report described in Section 8.5(a) above for such quarter. In the event that any such note is delivered by InterMune after such 90 day period, nevertheless interest shall accrue on the date that such note was due.



*Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

18. The following provision is hereby inserted as Section 10.4 to the License Agreement:

                10.4 Insurance. At all times during the term of this Agreement, Connetics and its sublicensees shall provide the following insurance at its sole cost and expense:


                        (a) Commercial General Liability, including coverage for
                products and completed operations (maintained for a period of at least [*] after the expiration or termination of this Agreement) [*]. The policy shall have a limit of no less than [*] dollars.


                        (b) Foreign Local Coverages: Where required by law,
                Connetics and its sublicensees will purchase foreign local coverages in an amount that, at a minimum, satisfies the legal requirements of that jurisdiction.

                        (c) Policy Conditions: All policies under (a) and (b)
                above shall:

                                (i) be written by insurance companies with an
                A.M. Best's rating of A:VIII or higher (or if Connetics' or its sublicensees policies are not subject to the Best rating, then by carriers who are acceptable to Genentech); and

                                (ii) add Genentech as an additional insured.

                        (d) Additionally, Connetics shall use its Best Efforts
                to obtain from its insurance carrier for the policies described in subsections (a) and (b) covenants:


                                (i)  [*]; and

                                (ii) [*].


                Connetics and its sublicensees shall provide Genentech a certificate of insurance which shall reflect the above coverages and provisions, with annual renewals as long as the contract continues.

19. Section 11.1 of the License Agreement is hereby deleted and replaced in its entirety as follows:

                11.1 Term. This Agreement shall commence on the Effective Date of this Agreement and, unless terminated earlier, shall expire:

                        (a) With respect to Licensed Protein Products, at the
                later to occur of (i) the expiration of the last to expire of any Genentech Patent Rights covering a Licensed Protein Product, or (ii) twenty (20) years from the Effective Date of this Agreement; and




*Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                        (b) With respect to Licensed Gene Products, at the
                expiration of the last to expire of any Genentech Patent Rights covering a Licensed Gene Product;


                        provided, however, that in the event that either the
                CMCC License or the Biogen License is terminated, the licenses granted by Genentech to Connetics under the CMCC License or the Biogen License shall also terminate. Genentech shall use its Best Efforts to keep the CMCC License and the Biogen License in effect during the term of this Agreement, [*]. One (1) year before the expiration of this Agreement under Section 11.1(a), the Parties agree to meet and to discuss in good faith extending the term of this Agreement with respect to Licensed Protein Products on terms mutually agreeable to the Parties.


20. Exhibit E of the License Agreement is hereby deleted and replaced in its entirety with new Exhibit E attached hereto and incorporated herein.


21. In consideration for the rights granted to Connetics and its sublicensees under this Amendment, [*].


22. This Amendment supersedes the Letter Agreement in its entirety. All other terms and provisions of the License Agreement, including all exhibits to that Agreement, will continue in full force and effect as though fully set forth in this Amendment. Nothing in this Amendment shall be construed as affecting Connetics' obligations to be liable and responsible for the performance of all of the obligations of Connetics and its sublicensees under the License Agreement.



                       THIS SPACE INTENTIONALLY LEFT BLANK




*Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed by the respective duly authorized officers as of the date first written above.





GENENTECH, INC.                         CONNETICS CORPORATION
By:  /s/ Nicholas Simon                 By: /s/ T. Wiggans
     -------------------------------        --------------------------------
Printed Name: Nicholas Simon            Printed Name: Thomas G. Wiggans
              ----------------------                  ----------------------
Title:                                  Title: President & CEO
      ------------------------------           -----------------------------



Acknowledged and agreed as to InterMune's rights and obligations hereunder as Connetics' sublicensee under the License Agreement:



INTERMUNE PHARMACEUTICALS, INC.

By: /s/ S. Harkonen
    ----------------------------------
Printed Name: W. Scott Harkonen
              ------------------------
Title: Chief Executive Officer
       -------------------------------

                                    EXHIBIT E


                         CLINICAL DEVELOPMENT MILESTONES



[*]



*Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.